PROJECT AGREEMENT

This Project Agreement is made on this 14 day of January, 2015, and entered into by and between Realize S.A, ., established at Marousi, 2 Kapodistriou Str. with VAT GR-099604146, Ubitech GIOUMPITEK MELETI SCHEDIASMOS YLOPOIISI KAI POLISI ERGON PLIROFORIKIS ETAIREIA PERIORISMENIS EFTHYNIS, established in Athens, 36-38 Mithridatou Str. with VAT GR-998908360, MEDISP, Medical Signal and Image Processing Lab, Technological Educational Institute of Athens, Ag. Spyridonos Street, Egaleo 12210, Athens Greece, Number: 090077522, MPUoP Medical Physics Laboratory, University of Patras, Greece, Rio 26504, Greece, Number: 998219694, and Emerald Medical Applications Ltd., a limited liability company with company number 514410307, incorporated and existing under the laws of the State of Israel, and having its principal offices at 1 Emek Ayalon St., Modi'in, Israel ("Emerald"). Each of the parties hereto may also be referred to as "Party" and jointly as "Parties").

Whereas, Realize S.A and Ubitech are corporations engaged in IT, and MEDISP and MPUoP are academic teaching and research institutes who perform research of, and have knowledge and expertise relating to - Medisp Lab expertize in image processing algorithms and in the development of decision support systems of medical focus Med Phys Lab expertize in the domains of modeling of biological systems, signal processing and image analysis in biomedicine (all of the parties mentioned in this paragraph jointly and severally referred to as the "Greek Partners"), and own a database of photos of human bodies and detailed analysis of such photos, that may be utilized for research purposes in connection with the detection of early stage Melanoma; and

Whereas, Emerald has developed and owns proprietary technology, source code and know-how relating to early-stage diagnosis of Melanoma by way of, inter alia, image processing and cloud based mobile and business analytics, artificial intelligence and machine learning ("DermaCompare"); and

Whereas, Greek Partners and Emerald wish to collaborate with each other in developing a smartphone application for the purpose of, inter alia, filming a high resolution video of the human body of a patient by the means of a smartphone, accessing such patient's medical records using cloud infrastructure, and comparing previous films of such a patient to help detect early-stage Melanoma and create a new public knowledge of the disease (the "Project”) upon the terms and subject to the conditions as set out in this Agreement; and

Whereas, the Parties enter into this Agreement in reliance upon grant of funding by the Office of Chief Scientist in Israel (the “ICS”) and the General Secretariat for Research and Technology in Greece ("GSRT") for the purpose of executing the Project and subject to the Agreement on Bilateral Cooperation in Private Sector, Industrial Research and Development dated 14 February, 2006 by and between the State of Israel and the Hellenic Republic (the "Cooperation Agreement");

Now, therefore, it is hereby agreed as follows:

1. Collaboration
1.1. The Parties agree to use their commercially reasonable efforts to co-operate and to perform in good faith their respective parts in the Project, as specified in the Project Plan attached hereto as Annex A, and to comply with all the obligations of the Parties towards the ICS and/or the GSRT in accordance with the request for funding to be submitted to the ICS and/or the GSRT.
1.2. Without derogating from the foregoing, both Parties shall provide each other for the purpose of the implementation and development of the Project and for research and academic purposes royalty free access to such Party's relevant research and certain Background IP (as defined below) in the scope and manner as is reasonably needed to for the abovementioned purposes.
1.3. Each Party shall provide (i) reasonable access to the other Party to its premises, facilities and equipment to the extent required for the Project; and (ii) relevant reports and materials relating to the Project or to be submitted to the ICS (prior to submitting such materials and reports to ICS and/or GSRT, to the extent relevant).
1.4. Subject to successful completion of the development (to the extent achieved), the Parties agree to take all commercially reasonable efforts to commercialize the results of the Project (in form of a product) in accordance with clause 3 in this Agreement.
1.5. The Parties agree to make relevant contributions towards the fulfilment of the Project objectives as set forth in the Project Plan. Such contributions shall include qualified manpower, equipment, materials, consumables, Background IP (as defined below), photos of human bodies, detailed analysis results of such photos and any resources that may be required.
1.6. The Parties acknowledge that they are expected to receive a grant from ICS and/or GSRT ("Grant") pursuant to a proposal that shall be submitted to the ICS and/or GSRT by Emerald promptly following the signing of this Agreement (“Proposal”) and on the terms and conditions stipulated by the ICS and/or GSRT if such a Proposal shall be approved (together "ICS Approval"), and hence certain expenses and costs to be incurred by the Parties for this Project are being funded from this Grant. Notwithstanding the other provisions in this Agreement, the terms in the ICS Approval and the Cooperation Agreement shall prevail over the corresponding terms in this Agreement in the event of any inconsistency or ambiguity between the said terms; provided, however, that any terms regarding Intellectual Property and use thereof by the Parties shall be as set forth herein.

2. Intellectual Property Rights
2.1. Intellectual Property Rights
For the purpose of this Agreement "Intellectual Property Rights" means all the intangible rights, titles, and interest in and to or embodied in (i) any and all patents (whether in the form of utility patents or design patents), composition of matter (including composite articles), patent applications (whether pending or not), and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof; (ii) all trademarks, service marks, trade dress, designs, trade styles, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and all applications, registrations, and renewals in connection therewith; (iii) all copyrightable works, copyrights, which have been, or which may be, registered in the future (including the droit morale) and all applications, registrations, and renewals in connection therewith; (iv) all trade secrets; (v) all source-code, object code, algorithm or program, and (vi) all other proprietary rights, industrial rights and any other similar rights, in each case on a worldwide basis, and all copies and tangible embodiments thereof, or any part thereof, in whatever form or medium.
2.2. Background IP
A Party’s Background IP shall mean all proprietary technology and information, materials, DermaCompare (in case of Emerald’s Background IP), products, tools, methods, techniques, processes, discoveries, inventions, innovations, patentable processes, technical information, specifications, recipes, formulae, designs, plans documentation, drawings, data, source code, object code, algorithm, program, and other technical information, including derivative works thereof and all Intellectual Property Rights therein, either owned by such Party as of the Effective Date or developed by or on behalf of such Party outside the scope of this Agreement, or licensed by a third party to such Party prior to or during the term of this Agreement and which is disclosed or provided by such Party to the other Party hereto to be used in connection with the Project. Background IP shall remain the sole and exclusive property of the Party introducing and/or disclosing the same to the other for the purposes of this Agreement, or such other owner of the Intellectual Property Rights who permitted such introduction or disclosure. For the avoidance of doubt, Background IP, includes without limitation, the Intellectual Property Rights set forth in Annex B hereto.
2.3. Emerald hereby grants Greek Partners during the Term of this Agreement, a non-exclusive, fully-paid up, research only, indivisible and non-transferable license, without rights to sublicense to third party, of its Background IP, solely for the purpose of, and to the extent necessary, to enable Greek Partners to carry out its obligations under this Agreement. For avoidance of doubt, Greek Partners shall not use any of Emerald’s Background IP in commercial activity, publications or for educational purposes except with the prior written consent of Emerald.
2.4. Greek Partners hereby grants Emerald during the Term of this Agreement, a non-exclusive, fully-paid up, research only, indivisible and non-transferable license, without rights to sublicense to third party, of its Background IP, solely for the purpose of and to the extent necessary to enable Emerald to carry out its obligations under this Agreement. Without derogating from the abovementioned, Emerald shall retain a royalty-free, worldwide, perpetual license to use the photos and/or photo database mentioned in the preambles of this Agreement and the analysis of such photos also following the expiry or termination of this Agreement for whatever reason.
2.5. Each Party shall be solely responsible for using all commercially reasonable efforts, at its expense, to obtain and maintain, throughout the development, all licenses to any intellectual property owned by third parties that is included within such Party’s Background IP and that is required for the performance of either Party’s responsibilities under this Agreement.
2.6. Each Party acknowledges that it has no rights, express or implied, in the other Party's Background IP, and save as otherwise expressly provided in this Agreement, the use of such Background IP shall not be construed as a grant of any right or licence to use it for any other purpose.
2.7. Foreground IP
All Intellectual Property Rights (which are not Background IP) developed by either Party in connection with the Proposal or Project Plan or arising directly from the Proposal or Project Plan under and in connection with this Agreement shall be hereinafter collectively referred to as “Foreground IP”.
Subject to the provisions of this Clause 2, all Foreground IP shall be governed by the following provisions:
2.7.1. All Foreground IP shall be owned by the Party who carried out the work generating such Foreground IP or on whose behalf such work was carried out by subcontractors.
2.7.2. In the event that a certain Foreground IP has been jointly developed and/or created by more than Party, the rights in such Foreground IP shall be jointly owned by the Parties that were actively involved in and have inventive contribution to Foreground IP ("Joint Ownership").
2.7.3. In case of Joint Ownership, each of the Joint Owners shall be entitled to exploit the Foreground IP as it sees fit, and to grant non-exclusive licences, without obtaining any consent from, paying compensation to, or otherwise accounting to any other joint owner, unless otherwise agreed between the Joint Owners.
2.7.4. Each Joint Owner of Foreground IP shall have the right to bring an action for infringement of any such jointly owned Foreground IP only with the consent of the other Joint Owner(s). Such consent may only be withheld by another Joint Owner who demonstrates that the proposed infringement action would be prejudicial to its commercial interests.
2.7.5. Following generation of any Foreground IP, the Joint Owners shall enter into good faith discussions in order to agree on an appropriate course of action for filing application(s) for Intellectual Property Rights in such Foreground IP, including the decision as to which Party is to be entrusted with the preparation, filing and prosecution of such application(s) and in which countries of the world such application(s) for Intellectual Property Rights are to be filed. Except for any priority application(s), the filing of any application(s) for Intellectual Property Rights on Joint Foreground IP shall require mutual agreement between the Parties. Save as otherwise explicitly provided herein, all costs related to application(s) for Intellectual Property Rights in Joint Foreground IP and Intellectual Property Rights resulting from such application(s) shall be shared equally between the Joint Owners.
2.7.6. In the event that one of the Joint Owners of an Intellectual Property Right or an application for an Intellectual Property Right on a Joint Foreground IP wishes to discontinue the payment of its share of the maintenance fees or other costs in any particular country or territory (the "Relinquishing Owner"), the Relinquishing Owner shall promptly notify the other Joint Owner(s) of its decision, and the other Joint Owner(s) may take over the payment of such share. The Relinquishing Owner shall forthwith relinquish to the other Joint owner(s) who continues such payments, its right, title to and interest in such jointly owned Intellectual Property Right for the countries or territories concerned, subject, however, to the retention of a non-transferable, non-exclusive, royalty-free and fully paid-up license, without the right to grant sub-licences, for the lifetime of the Intellectual Property Right in or for the countries or territories concerned in favour of, and for the use by, the Relinquishing Owner as well as such Relinquishing Owner’s Affiliates.
2.7.7. Each party shall keep the other Party fully informed as to the status of such intellectual property protection matters.
2.7.8. The Parties agree to give each other reasonable assistance in obtaining the intellectual property protection for the Foreground IP and in the filing, preparation and prosecution of any patent or other applications filed and will cause to be executed all assignments and other instruments and documents as may be necessary or appropriate.
2.8. Each Party shall inform the other Party immediately on becoming aware of (i) any suspected or actual infringement by any person of the other Party's Background IP or Foreground IP; and (ii) any person claiming that the other Party's Background IP or Foreground IP infringes the rights of any person.
2.9. A Party may not institute or defend proceedings unless it first confers with the other Parties as to what steps, if any, are to be taken about any infringement as relating to the Foreground IP or to the other Parties' Background IP.
2.10. Proceedings against third parties for infringement of Foreground IP shall be filed jointly by the Parties, unless one Party elects not to participate in such proceedings. In the event that the Parties file jointly any such proceedings, and except otherwise agreed between the Parties, each Party shall bear in equal shares costs proceedings and shall share any or all damages obtained or incurred by the Parties in connection with such proceedings. If one Party elects not to initiate proceedings against a third party for infringement of Foreground IP: (i) the Party that does initiate the proceedings ("Initiating Party") will be solely liable for all costs and damages incurred by it in connection with such proceedings, and entitled to all compensation awarded under such proceedings; and (ii) the other Party will provide reasonable assistance at the expense of the Initiating Party.
2.11. Transfer of Results
Each Party may transfer ownership of its Background IP and Foreground IP (including without limitation its share in Foreground IP that it Jointly Owns with another Party or Parties, and all rights and obligations attaching to it), giving a 45 calendar days prior notice to the rest of the Parties.
In the case of assignment to any of its Affiliates, to any assignee of the assignor's relevant business or a substantial part thereof no prior notification is required.
A transferring Party may identify specific third parties it intends to transfer the ownership of its Background IP and/or Foreground IP in Annex D of this Agreement. The other Parties hereby waive their right to prior notice and their right to object to a transfer to such listed third parties.
The transferring Party shall, however, notify the other Parties of such transfer and shall ensure that the rights of the other Parties will not be affected by such transfer.
The Parties recognize that in the framework of a merger or an acquisition of an important part of its assets, it may be impossible under applicable national laws on mergers and acquisitions for a Party to give the full 45 calendar days prior notice for the transfer as foreseen in the this Agreement.
The obligations above apply only for as long as other Parties still have, or still may request, access rights to the Background IP and Foreground IP.

3. Exploitation Rights
3.1. The Parties agree to cooperate to achieve the commercial exploitation of the Foreground IP.
3.2. The Parties shall discuss in good faith the terms and conditions of such exploitation rights with the intent to enter into a specific agreement setting out such terms and conditions not later than ninety (90) days as of the date of this Agreement.

4. Disclaimer Of Warranty
4.1. Each of Emerald and Greek Partners represent and warrant to the other Party that to the best of such Party’s knowledge it is (and/or its fully owned subsidiaries are) the owner or licensee of all rights necessary and appropriate to authorize the other Party to use such Party’s Background IP save for know-how as:
4.2.1 incorporated into the Licensed Product or necessary to use the proprietary hardware and equipment owned by such Party; and
4.2.2 introduced by it into the Project.
4.2. Each of the Parties represents and warrants as follows: (i) it has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; (ii) all necessary consents, approvals and authorizations of all governmental authorities and/or other entities or persons required to be obtained in connection with this Agreement have been obtained (ii) the execution and delivery of this Agreement do not conflict with or violate any requirement of applicable laws or regulations, and do not conflict with, or constitute a default under, any contractual obligation thereof; (iv) that as far as it is aware, but without having conducted any searches or investigations or any forms of due diligence, it does not infringe upon any third party’s Intellectual Property Rights in the performance of the Project and/or its obligations under this Agreement and (v) it shall perform its obligations and activities hereunder in accordance with accepted industry practices and applicable legal requirements. In respect of the representation and warranty provided under sub-clause (vi), each Party shall procure that its employees, consultants, students (as the case may be) or any of other personnel involved in this Project be bound by written undertaking not to knowingly infringe upon third party’s Intellectual Property Rights in the performance of the Project.
4.3. Except for the warranties and representation set forth above, neither Party makes any representations, conditions or warranties, either express or implied with respect to any information, its Background IP, the work performed pursuant to the terms of this Agreement, or the Foreground IP developed under this Agreement. Without limiting the generality of the foregoing, each Party expressly disclaims any implied warranty, condition or representation that the said information, its Background IP or Foreground IP developed under this Agreement:
4.3.1 shall correspond with a particular description;
4.3.2 is of a merchantable satisfactory quality; or
4.3.3 is fit for a particular purpose;
4.4. Except for breach of confidentiality obligations herein or infringement of intellectual property rights of a party hereto or any third party, or wilful misconduct of a party hereto, neither party shall be liable (whether under contract, tort (including negligence or otherwise) to the other party, for any loss or damage, derived from indirect, special, incidental, or consequential damages, even if such party is advised of the possibility of such damages. Except for breach of confidentiality obligations herein or infringement of intellectual property rights of a party hereto or any third party, or wilful misconduct of a party hereto, either party’s maximum aggregate liability to the other party hereto or to any third party, under, arising out of or relating to this agreement shall not exceed the higher of (i) the total amounts paid to such party pursuant to its revenue share during the twelve (12) months preceding the date the liability first arises or (ii) US$ 100,000.

5. Publicity and Confidentiality
5.1. Subject to the agreement of both Parties or where required by law or regulatory authorities, neither Party shall make any public announcements of the substance of this Agreement without the other Party’s prior written consent being first had and obtained. The Party making the announcement shall promptly notify the other Party of such intended announcement and shall prior discuss with the other Parties in good faith, the wordings and timing of such announcement.
5.2. Subject to Clause, no Party shall, without the prior written consent of the other, such consent not to be unreasonably withheld, use or disclose any Confidential Information relating to the Project to any third party, except to employees or consultants that have a need to know such information for the Project and provided that such parties are bound by written confidentiality obligations not less restrictive than those set forth herein. In any event the receiving party shall remain liable for any breach of confidentiality by such employees or consultants. For the purpose of this Agreement, "Confidential Information" shall mean any information in any form that is disclosed by the disclosing Party to the receiving Party for the purposes of the Project that is marked or identified, in the case of oral or visual disclosure, at the time of disclosure as being "Confidential" or where the circumstances of disclosure indicates that the information so disclosed is confidential or proprietary. Notwithstanding the foregoing, the results of the Project and any trials, any Background IP (of part thereof) or Foreground IP (of part thereof) shall be deemed as Confidential Information.
5.3. Notwithstanding the foregoing, Confidential Information shall not include: (a) information which is or was already known to the receiving Party at time of disclosure to it; (b) information which is or becomes part of the public domain other than by the negligence of the receiving Party; (c) information which can be established by tangible evidence was independently developed by the receiving Party without the use of or reference to the disclosing Party’s Confidential Information; or (d) information which is required to be disclosed to governmental or regulatory bodies or to a court of competent jurisdiction pursuant to any written law or regulation.

6. Publications
6.1. Either Party may publish at any symposia, national, international or regional professional meeting or in any journal, thesis, dissertation, newspaper or otherwise of its own choosing, the findings, methods and results derived from the Project, but always subject to due observance of this Clause 6.
6.2. The Party intending to make the publication (the "Publishing Party") shall furnish the other Parties ("Other Party") copies of such proposed publication or presentation in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. The Other Party shall within thirty (30) days of receipt of the proposed publication or presentation, or if the proposed publication or presentation is an academic publication or presentation then within 5 clear days of receipt of a draft which is final in all material aspects, forward its written objections to the same either because there is patentable subject matter that needs protection and/or there is Confidential Information or patentable information of the Other Party contained in the proposed publication or presentation. If no objection is made to the proposed publication or presentation within the stipulated time, the Publishing Party shall be free to proceed with the publication or presentation.
6.3. Each Party shall, in any publications it makes in relation to the methods, results and findings of the Project (subject to the foregoing), acknowledge the other Parties contributions (and where appropriate, ICS’s and/or GSRT's support) to the Project.

7. Term
7.1. This Agreement shall be effective upon its execution by the duly authorised representatives of the Parties, and unless terminated in accordance with Clause 8 of this Agreement, this Agreement and the Project shall commence on the date set forth above (“Effective Date”) and shall be in effect for an initial development term of twenty four (24) months (“Term”). For the avoidance of doubt, it is the Parties' intention that Greek Partners shall meet their obligations under the Project pursuant to this Agreement by no later than end of September 2015, and subject to the foregoing, as of October 2015 Greek Partners shall be responsible only for provision of maintenance for the software and services developed under the Project.
7.2. Subject to successful completion of the development work as specified in the “Project Plan”, this Agreement may then be extended for a term agreed upon between the Parties in writing (“Term Extension”) for the purpose of the commercialization of the Foreground IP (as described under clause 3 of this Agreement) in accordance with the terms of this Agreement.

8. Termination
8.1. Subject to any contradictory terms of the ICS Approval forbidding or limiting termination rights:
8.1.1 each Party may terminate this Agreement immediately by notice in writing to the other Parties, if the other Party or Parties are in material breach of this Agreement or the ICS Approval and such breach is not remedied within thirty (30) days of such written notice by the complaining Party, specifying such a breach. In the event that a Party is in material breach of this Agreement, the ICS Approval or the Cooperation Agreement, and such breach is irremediable, the other Party or Parties may terminate this Agreement immediately by notice in writing to the former specifying such a breach.
8.1.2 Each Party may terminate this Agreement immediately, in the event the other Party or Parties: (i) is judged bankrupt or insolvent; (ii) makes a general assignment for the benefit of its creditors; (iii) a trustee or receiver is appointed for such party or for any of its property; or (iv) any petition by or on behalf of such party is filed under any bankruptcy or similar laws.
8.2. The termination of this Agreement does not affect any antecedent breach nor shall it prejudice the rights or obligations of any Party arising prior to the termination of the Agreement.

9. Consequences Of Termination
9.1 Where this Agreement is terminated in accordance with the provisions of Clause 8 above, the Parties shall use their best endeavours to wind up the work carried out in relation to the Project in an orderly fashion and where applicable to complete such outstanding work during the relevant action periods. Where requested, each Party shall return to the other its proprietary Confidential Information. Termination of this Agreement shall not derogate from any rights or obligations the Parties may have under the ICS Approval.
9.2 In addition to such provisions which shall survive the termination of this Agreement by operation of law, the provisions of Clauses 2.1-2.2, 2.7-2.10, 4.4, 5.2-5.3 and10.12 shall continue in force notwithstanding termination of this Agreement for any reason whatsoever.

10. General
10.1. No Implied Waivers. No waiver of any right or remedy or of compliance with any provisions hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing executed by the Party sought to be charged with such waiver or consent. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, agreements, covenants, obligations or commitments contained herein or made pursuant hereto. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right, privilege or remedy hereunder shall be deemed a waiver of such Party’s rights, privileges or remedies hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any subsequent time or times hereunder.
10.2. Headings. The headings of the Articles and Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.
10.3. Severability. If any provision of this Agreement or the application thereof to any Party or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Party or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided that, if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a final judgment of a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and if such court shall fail or decline to do so, the Parties shall negotiate in good faith a suitable and equitable substitute provision.
10.4. Notices. All notices, consents, approvals, agreements, authorizations, acceptances, rejections and waivers under this Agreement must be in writing and shall be deemed given when: (a) delivered by hand or private, prepaid courier service to the person specified for the receiving Party at the address specified; or (b) mailed to that addressee at that address by a nationally recognized express mail carrier with package tracking capability or certified mail, return receipt requested, with postage fully prepaid; or (c) transmitted by facsimile. A notice by facsimile shall be deemed given, subject to electronic confirmation of delivery, on the date of receipt if a business day in the country of delivery, or on the following business day if received on a day that is not such a business day. No Agency. Nothing herein shall be construed as creating an agency, employment relationship, partnership or any other relationship between Emerald or any of its employees and Greek Partners. Neither party has the right or authority to bind the other in any manner whatsoever and will not hold itself out as having the right or authority to do so.
10.5. Force Majeure. In the event that any Party hereto shall be rendered wholly or partly unable to carry out its obligations under this Agreement arising from or attributable to any acts, events, non-happenings, omissions or accidents that could not have been reasonably foreseen and beyond such Party's reasonable control, then the performance of the obligations of such Party hereto or the other Party as they are affected by such causes shall be excused during the continuance of any inability so caused. Such inability shall as far as possible be remedied with all reasonable dispatch, and any such inability so caused shall not be grounds for terminating this Agreement unless and until such inability shall have lasted for at least ninety (90) days.
10.6. Assignment. This Agreement shall be binding upon and ensure for the benefit of the personal representatives and successors of the Parties and save as provided for herein shall not be assignable or transferred by any Party hereto, whether directly or indirectly, in whole or in part, without the written consent of the other Party, except that Emerald shall be authorised to transfer or assign this Agreement and/or its obligations under this Agreement in whole or in part to any related corporation of Emerald or in the event of merger and acquisition or sale of substantially all assets of Emerald, by notifying Greek Partners (whereupon all references in this Agreement to Emerald shall be construed as references to the transferee).
10.7. Costs of Agreement. Each Party hereto shall be responsible for its own costs and expenses in the preparation and execution of this Agreement.
10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties. Electronically transmitted signatures shall have the full force and effect of an original signature.
10.9. Amendments. The provisions of this Agreement may not be amended, modified or supplemented except by a writing signed by a duly authorized representative of each Party.
10.10. Entire Agreement. This Agreement, including the schedules, annexure and exhibits hereto constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior and contemporaneous proposals, agreements, negotiation, representations, writing, understandings and all other communications, whether written or oral, between them with regards to the subject matter of this contract.
10.11. Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any other party other than the Parties.
10.12. Prevailing Law; Jurisdiction. This Agreement and all matters relating hereto shall be governed by, and construed in accordance with, the laws of the State of Israel, without regard to the conflict of law rules or provisions (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Israel. The Parties hereby irrevocably submit to the exclusive jurisdiction of the competent court located in Tel Aviv, Israel.

[Signature Page to Follow]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed on the date first written above.
________________________                                         ________________________
Emerald Medical Applications Ltd.                                     Realize S.A
By:__Lior Wayn___                                                             By:_____________________
Title:_____CEO_____                                                         Title:____________________

________________________                                             ________________________
Ubitech MEDISP
By:_____________________                                             By:_____________________
Title:____________________                                             Title:____________________

________________________
MPUoP
By:_____________________
Title:____________________

Annex A
[Project Plan]
As submitted by Emerald to the ICS and by the Greeks partners to GSRT Annex B
Background IP

1. Background IP Owned by Emerald: that certain "DermaCompare" product to Doctors and end user, based on cloud computing and APP for mobile.